UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2016

Pathfinder Cell Therapy, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-20580	14-1745197
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

12 Bow Street, Cambridge, Massachusetts	02138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 617-245-0289

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Company intends to file today a Form 15 with the SEC to voluntarily deregister its common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.  Upon filing of the Form 15, the Company’s obligation to file periodic reports, such as Annual Reports on Form 10-K (including the Annual Report on Form 10-K for the year ended December 31, 2015), Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, will be suspended.  After 90 days, the Section 13(a) reporting obligation will be automatically terminated.  The Company’s Section 15(d) reporting obligation will continue to remain suspended so long as the Company’s assets and number of stockholders of record remain below prescribed levels.

The decision of the Company's Board of Directors to deregister its common stock and suspend its SEC reporting obligations was based on consideration of numerous factors, including the Company’s lack of cash and working capital deficit, the early stage of the Company’s technology, the large costs of preparing and filing periodic reports with the SEC, the increased outside, audit, legal and other costs and expenses associated with being an SEC reporting company, the burdens placed on Company management to comply with reporting requirements, and the lack of liquidity and low trading volume in the market for the Company's common stock.

Going forward, as a result of the Company’s limited resources, the Company does not presently intend to provide financial or business information to stockholders on a regular basis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pathfinder Cell Therapy, Inc.

Date: March 29, 2016	By:	/s/ Richard L. Franklin, M.D., Ph.D.
Richard L. Franklin, M.D., Ph.D.
CEO, President and Director

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